                                                                    Exhibit 3.12

                           AMENDMENT NUMBER ONE TO THE
                        HOME PROPERTIES OF NEW YORK, INC.
                           AMENDED AND RESTATED BYLAWS

                                                Amended as of September 24, 2003

The  Amended and  Restated  Bylaws of Home  Properties  of New York,  Inc.  (the
"Corporation") are further amended as follows:

The name of the Corporation wherever set forth in the Bylaws shall be amended to read Home Properties, Inc.

                                              Approved by the Board of Directors
                                                            on February 3, 2003.